UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 28, 2013

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EDGEN GROUP INC.

(Exact name of registrant as specified in its charter)

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Commission File Number	State or Other Jurisdiction of Incorporation	IRS Employer Identification No.
001-35513	Delaware	38-3860801

18444 Highland Road

Baton Rouge, Louisiana 70809

(225) 756-9868

(Registrant's address of principal executive offices, including zip code and telephone number, including area code)

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Check the appropriate box below if the Form 8-K filing is intended is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(d) Election of Director.

Effective on January 28, 2013, John J. Kennedy was appointed to the Board of Directors of the Company and will be up for re-election at the Company's 2015 Annual Stockholders Meeting.

Mr. Kennedy will also serve as a member of the Audit Committee of the Board of Directors and a member of the Compensation Committee of the Board of Directors. As compensation for his services, Mr. Kennedy will be entitled to the following: (i) a grant of $116,667 of restricted Class A common stock of the Company (with the number of shares based on the closing price of the Company's Class A common stock on January 28, 2013); (ii) an annual retainer for service as a member of the Board of Directors of $35,000, (iii) an annual retainer for service as a member of the Compensation Committee of the Board of Directors of $5,000 and (iv) an annual retainer for service as a member of the Audit Committee of the Board of Directors of $5,000. All retainer fees for service to the Board of Directors and as a Committee member will be prorated for the applicable service period during an annual period. Mr. Kennedy is also party to an indemnification agreement with the Company which requires the Company to indemnify Mr. Kennedy to the fullest extent permitted under Delaware law against liability that may arise by reason of his service to the Company, and to advance expenses incurred as a result of any proceeding against him as to which he could be indemnified.

There are no arrangements between Mr. Kennedy and any other person pursuant to which Mr. Kennedy was elected to serve as a director of the Company, nor are there any transactions in which the Company is a participant in which Mr. Kennedy has a direct or indirect material interest. The Board of Directors has determined that Mr. Kennedy is an independent director within the rules and regulations of the New York Stock Exchange and Rule 10A-3(b)(1) of the Securities and Exchange Act of 1934, as amended, (the “Exchange Act”), as well as a “non-employee director” under Rule 16b-3(b)(3) of the Exchange Act and an “outside director” under Section 162(m) of the Internal Revenue Code.

The description of the indemnification agreement set forth above does not purport to be complete and is qualified in its entirety by the full text of the indemnification agreement, which is attached to this Current Report as Exhibit 99.1 and which is incorporated herein by reference.

Item 8.01	Other Events

A copy of the Company's press release announcing Mr. Kennedy's appointment is attached hereto as Exhibit 99.2.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits.

Exhibit No.	Description

99.1	Indemnification Agreement, dated January 28, 2013, by and between Edgen Group Inc. and John J. Kennedy

99.2	Press Release of Edgen Group Inc. dated January 30, 2013

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 30, 2013	EDGEN GROUP INC.

	By:	/s/ David L. Laxton III
Name: David L. Laxton III Title: Executive Vice President and Chief Financial Officer

INDEX TO EXHIBITS

Exhibit No.	Description

99.1	Indemnification Agreement, dated January 28, 2013, by and between Edgen Group Inc. and John J. Kennedy

99.2	Press Release of Edgen Group Inc. dated January 30, 2013